Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$123,795
Unrealized Gain (Loss) on Market Value of Futures	216,027
Interest Income	1,602
Total Income (Loss)	$341,424

Expenses
General Partner Management Fees	$1,457
Professional Fees	2,123
Brokerage Commissions	298
Non-interested Directors' Fees and Expenses	19
Prepaid Insurance Expense	102
NYMEX License Fee	36
SEC & FINRA Registration Expense	620
Total Expenses	4,655
Expense Waiver	(2,834)
Net Expenses	$1,821
Net Income (Loss)	$339,603

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/17	$2,793,328
Net Income (Loss)	339,603

Net Asset Value End of Month	$3,132,931
Net Asset Value Per Share (200,000 Shares)	$15.66

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612